EXHIBIT 10.11

THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF BION DAIRY CORPORATION ("DAIRY"). THE SECURITIES REPRESENTED BY THIS NOTE OR TO BE ISSUED IN CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                          BION DAIRY CORPORATION

No. 2003A- __

                2003 Series A Convertible Promissory Note

$_______.00                                             _______ 2003


     Bion Dairy Corporation, a Colorado corporation ("Dairy") which is a wholly-owned subsidiary of Bion Environmental Technologies, Inc., also a Colorado corporation ("Bion"), for value received, hereby promises to pay to ____________ or registered assigns (the "Holder"), the principal sum of
_______________ dollars ($__________), with interest from the original date of issuance of this 2003 Series A Convertible Promissory Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum, on December 31,, 2004 (the "Maturity Date"); provided, however, that in the event the amount due under this Note has not yet been converted on such date, the Maturity Date shall be automatically extended for a period of six months after the date on which the Holders are notified in writing by Dairy that the Technical Conditions (as defined below) were not met. Payment shall be made at such place as designated by the Holder upon surrender of this Convertible Promissory Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     This 2003 Series A Convertible Promissory Note is one of a multiple series of duly authorized issues of Bion Dairy Corporation 2003 Convertible Promissory Notes. The conversion prices of the various series of 2003 Convertible Promissory Notes may be different from each other, but all of the amounts due under all of the series of the 2003 Convertible Promissory Notes are intended to be secured by the same identical collateral which is to be shared in pari pasu by all of the holders of all of the 2003 Convertible Promissory Notes, irrespective of the date of issuance. The Holder of this Note hereby specifically consents to the granting of a security interest in the collateral for this Note to the holders of additional series of 2003 Convertible Promissory Notes after the date hereof. The maximum aggregate principal amount of the 2003 Series A Convertible Promissory Notes combined is $2,065,000. The aggregate principal amount of all of the various series of 2003 Convertible Promissory Notes will be a maximum of $6,000,000.




     Each 2003 Series A Convertible Promissory Note is individually referred to herein as a "Note" and collectively as the "Notes." Each of the 2003 Series A Convertible Promissory Notes will be issued pursuant to a Note Purchase Agreement among Dairy, Bion, the Holder and the other parties thereto (the "Purchase Agreement").

SECTION 1.  Prepayment.

     This Note (including interest accrued on the principal hereof) may not be prepaid in cash by Dairy without the written consent of the holders of a majority in principal amount of outstanding Notes of this issue, but may be converted to equity at any time during its term in accordance with the provisions of Section 2 below.

SECTION 2.  Mandatory Conversion.

     (a)  Conditions for Conversion.

     If the first of the Bion Conditions set forth at Schedule D to this Note has been satisfied, upon the happening of the earliest to occur of the events set forth at paragraph 1.4 of the Purchase Agreement (which events are based, in whole or part, on the conditions set forth in Schedule B attached hereto (the " Technical Conditions')) on or before the Maturity Date, then (unless otherwise agreed by a majority vote of the Holders as set forth below) all of the amounts due under this Note shall be mandatorily and automatically converted into shares of Dairy common stock ("Dairy Stock") and each of the Holders shall be entitled to receive one share of Dairy Stock for each $1.00 that is due and owing to such Holder under the terms of this Note (and Bion shall continue to own 4,000,000 shares of Dairy Stock); provided, however, that not later than the date of such conversion, Bion, Bion Technologies, Inc. and BionSoil, Inc. shall have each granted to Dairy an automatically renewable license for the worldwide exclusive use of its intellectual property in the dairy business with the terms set forth at Schedule C hereto('License') which License shall be executed and placed in escrow for the benefit of Dairy upon the termination of the offering of Notes; and provided further, that in the event that all of the conditions set forth in Schedule D to this Note (the "Bion Conditions") have been met, and the holders of a majority in principal amount of outstanding Notes of this issue elect to receive Bion Stock (as defined below) rather than Dairy Stock, then instead of converting to Dairy Stock as set forth above, all of the amounts due under this Note shall be mandatorily and automatically converted into one share of common stock of Bion ("Bion Stock")for each share of Dairy Stock which the Holder would have been entitled to receive had the majority of Holders not elected to convert into Bion Stock (which number of shares shall be subject to adjustment as provided in paragraph 1.7 of the Purchase Agreement) as is equal to the Conversion Amount (as defined below) divided by the then current Bion Conversion Price (as defined below).

     (b)  Conversion Procedures.

          (i) In the event that the Notes are converted into Dairy Stock, Dairy's debt obligation under this Note shall cease but Dairy shall not be required to deliver stock certificates to any Holder until such time as such Holder surrenders the Notes at Dairy's offices together with irrevocable written notice to Dairy specifying the name or names (with address) in which a certificate or certificates evidencing shares of Dairy Stock are to be issued. Dairy shall thereupon deliver to the holder of the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Dairy Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Irrespective of the date of delivery of Dairy stock certificates, such conversion shall be deemed to have occurred as of Dairy's record date of the conversion and the person or persons entitled to receive Dairy Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Dairy Stock on such date.

          (ii) In the event that the Notes are converted into Bion Stock, Dairy's debt obligation under this Note shall cease but Bion shall not be required to deliver stock certificates to any Holder until such time as such Holder surrenders the Notes at Bion's offices together with irrevocable written notice to Bion specifying the name or names (with address) in which a certificate or certificates evidencing shares of Bion Stock are to be issued. Bion shall thereupon deliver to the holder of the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Bion Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Irrespective of the date of delivery of Bion stock certificates, such conversion shall be deemed to have occurred as of Bion's record date of the conversion and the person or persons entitled to receive Bion Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Bion Stock on such date.

          (iii) In the event that the Notes are converted into Dairy Stock or Bion Stock as set forth above, either Dairy or Bion, as appropriate, shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of their stock on such conversion. Neither Dairy nor Bion, however, shall be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of their stock (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Dairy or Bion, as appropriate, the amount of such tax or has established, to the satisfaction of Dairy or Bion, that such tax has been paid.

     (c) Protection in Case of a Merger of Dairy. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which Dairy is a party other than a merger or consolidation in which Dairy is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Dairy as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into Dairy Stock the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Dairy Common

Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (c)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Dairy shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of Dairy for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Dairy, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, Bion will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by Dairy.

     (d) Protection in Case of a Merger of Bion. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which Bion is a party other than a merger or consolidation in which Bion is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Bion as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into Bion Stock the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Bion Common Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (d)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Bion shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of Bion for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Bion, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, Bion will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by Bion.

     (e) Reservation of Shares; Transfer Taxes; Etc. Both Dairy and Bion shall at all times reserve and keep available, out of their respective authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all Notes from time to time outstanding. Both Dairy and Bion shall use their respective best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes. In the event that either Dairy or Bion intends to offer Stock other than Common Stock, they shall authorize the issuance of sufficient shares of such stock to permit the conversion of all the then-outstanding Notes.

     Bion or Dairy, as appropriate, shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Stock on conversion of the Notes into Bion Stock or Dairy Stock. Neither Bion nor Dairy, however, shall be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Bion Stock or Dairy Stock, as appropriate (or other securities or assets), in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to either Bion or Dairy, as appropriate, the amount of such tax or has established, to the satisfaction of Bion or Dairy, as appropriate, that such tax has been paid.

     (f) Release of Collateral. Immediately upon conversion to equity under this Section 2 all amounts due under this Note shall be deemed to have been paid in full and all of the collateral for the performance of obligations hereunder shall be deemed to have been fully, finally and completely released as of such date.

SECTION 3.  Fractional Shares

     Neither Dairy nor Bion shall be required to issue fractions of shares of Common Stock or other stock upon the conversion of the Note. If any fraction of a share would be issuable on the Conversion of the Note, Dairy or Bion, as appropriate, shall purchase such fraction for an amount in cash equal to its fair market value, as determined in good faith by the Board of Directors of either Dairy or Bion, as appropriate.

SECTION 4.  Affirmative Covenants of Dairy and Bion

     Each of Dairy and Bion covenants and agrees that until the payment in full of this Note, it shall:

     (a) Existence; Business. (i) Preserve, renew and keep in full force and effect its legal existence and (ii) obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, authorizations, patents, trademarks and trade names material to its business.

     (b) Use of Proceeds. Use the proceeds of the Notes of this issue solely as set forth in Section 7.2 of the Purchase Agreement.

     (c) Notice of Events of Default. Furnish to the Holder prompt written notice of any Event of Default, specifying the nature and extent thereof and corrective action, if any, proposed to be taken with respect thereto.

     (d) Authorization of Stock Issuable Upon Conversion. Authorize and reserve a sufficient number of its shares of Stock and Common Stock for issuance upon conversion of the Note.

     (e) Execution and Delivery of Security Agreement. Execute and deliver the Security Agreement in substantially the form attached as Exhibit 1 hereto, and Bion shall cause each of its wholly-owned subsidiaries, Bion Technologies, Inc. and BionSoil, Inc., to execute and deliver the Security Agreement in substantially the same form.

SECTION 5.  Negative Covenants of Dairy and Bion.

     Each of Dairy and Bion covenants and agrees with the Holder that until the payment in full of this Note, it shall not:

     (a) Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock.

     (b) No Impairment. By amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

SECTION 6.  Events of Default Defined.

     The following shall each constitute an "Event of Default" hereunder:

     (a) the failure of Dairy to make any payment of principal of or interest on this Note when due and payable;

     (b) the failure of Dairy or Bion to observe or perform any covenant in this Note or in the Purchase Agreement, and such failure shall have continued unremedied for a period of sixty (60) days;

     (c)  if Dairy shall:

          (1) admit in writing its inability to pay its debts generally as they become due,

          (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (3)  make an assignment for the benefit of its creditors,

          (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

          (5) on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

          (6) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

     (d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Dairy, a receiver of Dairy or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of Dairy under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof;

     (e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Dairy or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

     (f)  the liquidation, dissolution or winding up of Dairy; or

     (g) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against Dairy and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and Dairy shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

SECTION 7.  Remedies Upon Event of Default.

     (a) Upon the occurrence of an Event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Dairy. In addition, the Holder may take any action available to it under the Purchase Agreement or at law or in equity or by statute or otherwise.

     (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 8.  Miscellaneous.

     (a) Amendments and Waivers. The holders of a majority in principal amount of outstanding Notes of this issue may waive or otherwise consent to the amendment of any of the provisions hereof.

     (b) Restrictions on Transferability. The securities represented by this Note have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction.

     (c) Forbearance from Suit. No holder of Notes of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of at least a majority in principal amount of all of the outstanding Notes of this issue join in such suit or proceeding.

     (d) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

     (e) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     (f) Successors and Assigns. This Note shall be binding upon Dairy and Bion and each of their respective successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     (g) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to Dairy or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

     If to the Holder:      At the address shown on Schedule A
                            attached hereto.

     If to Dairy:           Bion Dairy Corporation
                            c/o Bion Environmental Technologies, Inc.
                            18 East 50th Street, 10th Floor
                            New York, New York 10022
                            Attention: Chief Executive Officer

     With a copy to:        Mark A. Smith, President
                            P.O. Box 566
                            Crestone, Colorado 81131
                            e-fax  425-984-9702

     If to Bion:            Bion Environmental Technologies, Inc.
                            18 East 50th Street, 10th Floor
                            New York, New York 10022
                            Attention: Chief Executive Officer

     With a copy to:        Mark A. Smith, President
                            P.O. Box 566
                            Crestone, Colorado 81131
                            e-fax  425-984-9702

     (h) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (i) Purchase Agreement. This Note is subject to the terms contained in the Purchase Agreement dated the date hereof among Bion, Dairy and the purchasers of the Notes and the holder of this Note is entitled to the benefits of such Purchase Agreement and may, in addition to any rights hereunder, enforce the agreements of Dairy and Bion contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of Dairy.

ATTEST:                    BION DAIRY CORPORATION


                           By: ____________________________________
                               Name:  Mark Smith
                               Its:   President


                           BION ENVIRONMENTAL TECHNOLOGIES, INC.


                           By: ____________________________________
                               Name:  Mark Smith
                               Its:   President

                                 Schedule A

Holder:      _______________________
             _______________________